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                                                                       EXHIBIT 1

                            UNDERWRITING AGREEMENT

                                                               November 10, 1995

Bankers Trust New York Corporation
280 Park Avenue
New York, New York 10017

Dear Sirs:

      We, as representatives of the several Underwriters (the "Managers"), understand that Bankers Trust New York Corporation, a New York corporation (the "Corporation"), proposes to issue and sell $150,000,000 aggregate principal amount of its 7 1/2% Subordinated Notes due November 15, 2015 (the "Securities") to the Underwriters named in Schedule I hereto (the "Underwriters"). The terms of the Securities are set forth in the Registration Statement and Basic Prospectus referred to in the provisions incorporated herein by reference, as supplemented by a Prospectus Supplement dated November 10, 1995. The Securities will be issued pursuant to an Indenture, dated as of April 1, 1992, as supplemented by the First Supplemental Indenture thereto, dated as of January 15, 1993 (the "Indenture"), between the Corporation and Marine Midland Bank, as Trustee (the "Trustee").

      All the provisions contained in the document entitled Bankers Trust New York Corporation Debt Securities Underwriting Agreement Standard Provisions (December 1993), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; provided that White & Case shall act as counsel for the Underwriters pursuant to Section V(c) therein.

      Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and each of the Underwriters hereby agrees, severally and not jointly, to purchase the aggregate principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at 98.694% of their principal amount, plus accrued interest, if any, from November 15, 1995 to the date of payment and delivery.
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      We will pay for such Securities upon delivery thereof at the offices of the Corporation, 130 Liberty Street, New York, New York, at 10:00 A.M. (New York City time) on November 15, 1995 or at such other time, as shall be designated by us, such time being referred to herein as the "Closing Date".

      Please confirm your agreement by having an authorized officer sign five copies of this Agreement in the space set forth below and by returning the signed copies to us.

                                    Very truly yours,

                                    GOLDMAN, SACHS & CO.

                                    As representatives of the
                                    Several Underwriters named
                                    in Schedule I hereto

                                    By: /s/ Goldman, Sachs & Co.
                                        -------------------------------

Accepted:

BANKERS TRUST NEW YORK CORPORATION

By: /s/ Duncan P. Hennes
    -------------------------------
    Title  Senior Vice President

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                                                                      Schedule I


                                                Aggregate Principal
              Name of Underwriter              Amount of Securities
              -------------------              --------------------

              Goldman, Sachs & Co.                  $37,500,000

              BT Securities Corporation             $37,500,000

              Lehman Brothers Inc.                  $37,500,000

              UBS Securities Inc.                   $37,500,000

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